UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2013

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On May 10, 2013, Flotek Industries, Inc., a Delaware corporation (“Flotek” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Flotek Acquisition Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Acquisition Sub”), and Florida Chemical Company, Inc., a Florida corporation (“FCC”), under which the Company agreed to acquire all of the issued and outstanding shares of common stock of FCC (“FCC Common Stock”). Pursuant to the terms of the Merger Agreement, which was unanimously approved by the Boards of Directors of both the Company and FCC, FCC was merged with and into Acquisition Sub with Acquisition Sub continuing as the surviving entity (the “Merger”). The closing of the Merger occurred simultaneously with the signing of the Merger Agreement. At the time of the closing, the name of Acquisition Sub was changed to Florida Chemical Company, Inc.

Under the terms of the Merger Agreement, the total consideration paid to FCC stockholders in connection with the Merger is subject to customary adjustments for working capital. In the Merger, all of the issued and outstanding shares of FCC Common Stock were converted into the right to receive an aggregate amount of consideration equal to 3,284,180 shares of common stock of the Company and $49,500,000 in cash.

The Merger Agreement contains customary representations and warranties and covenants by each of the parties. The Merger Agreement also provides for an escrow agreement that establishes an escrow fund totaling $10,000,000 to cover the indemnification obligations of FCC stockholders, consisting of equal parts cash and common stock of the Company.

Registration Rights Agreement

On May 10, 2013, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the FCC stockholders, pursuant to which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement with respect to the resale of the common stock of the Company issued in connection with the Merger. The Registration Rights Agreement provides for payments by the Company to the FCC stockholders in the event the Company fails to file the registration statements by certain specified deadlines.

The common stock of the Company issued in connection with the Merger has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and such securities may not be offered or sold in the United States absent a registration statement or exemption from registration.

Credit Agreement

Also on May 10, 2013, the Company and its affiliates entered into an amendment and restatement (the “Amendment”) of the Revolving Credit, Term Loan and Security Agreement with PNC Bank, National Association, dated as of September 23, 2011, as amended to date (the “Credit Agreement”). Pursuant to the Amendment, (i) the term of the Credit Agreement was extended to May 10, 2018, (ii) Acquisition Sub was added as a borrower under the Credit Agreement, (iii) the term loan was increased from $25 million to $50 million in aggregate principal amount payable in accordance with the terms of the Amendment over the course of the new term, (iv) the Company’s revolving credit availability was increased to $75 million (including aggregate sublimits for letters of credit and inventory of $10 million and $50 million, respectively), (v) the Company is required to make principal payments from Excess Cash Flow (as defined in the Credit Agreement) up to a maximum of $3 million annually and (vi) the interest rate payable on amounts outstanding under the Credit Agreement for any given day will vary based on the Company’s maximum revolving advance limit under the Credit Agreement, from 0.5% to 2.75%, plus, at the Company’s option, either (A) the Alternate Base Rate (as defined in the Credit Agreement) or (B) the LIBOR Rate (as defined in the Credit Agreement). The Credit Agreement contains customary representation, warranties, covenants (affirmative and negative, including, among others, a financial covenant to maintain a consolidated EBITDA (earnings before interest, taxes, depreciation and amortization) to debt ratio of 1.00 to 4.00) and events of default, the occurrence of which would permit the lenders to accelerate the maturity date of amounts borrowed under the Credit Agreement. The Company also agreed to pay certain fees in connection with the Amendment.

Cautionary Statements

The foregoing descriptions of the Merger Agreement, the Registration Rights Agreement and Credit Agreement are qualified in their entirety by reference to the full text of the Merger Agreement, Registration Rights Agreement and Credit Agreement, which are attached to this Current Report as Exhibit 2.1, Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference. The Merger Agreement is filed herewith to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company or FCC. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are as of specified dates and were made only for purposes of such Merger Agreement. Such representations and warranties are solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed between the parties, including being qualified by information contained in the disclosure schedules exchanged between the parties in connection with the execution of the Merger Agreement that may modify and create exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and FCC, rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company or FCC.

Forward-Looking Statements

This report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in our most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or our website at www.flotekind.com. Flotek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Risks with respect to the combination of Flotek and FCC, as well as other recent and future acquisitions, include risks related to difficulties in the integration of the operations and personnel of the acquired company, diversion of management’s attention away from other business concerns, and the assumption of any undisclosed or other liabilities of the acquired company. We expect to incur substantial transaction and merger related costs associated with completing the merger with FCC, combining the operations of the two companies and achieving desired synergies. Additional unanticipated costs may be incurred in the integration of the businesses of Flotek and FCC. Expected benefits of the merger may not be achieved in the near term, or at all.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 1.01 above, pursuant to the Merger Agreement, the Company issued a total of 3,284,180 shares of common stock to the FCC stockholders. The issuance of common stock was made in reliance on an exemption from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. The information in Item 1.01 above is incorporated into this Item 3.02 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and effective as of May 10, 2013, Josh Snively was appointed as President of Acquisition Sub (renamed Florida Chemical Company, Inc. at closing). Mr. Snively, 49, formerly served as President and CEO of FCC, a leading manufacturer and supplier of citrus oils to global markets. Prior to his position as President, he was VP and General Manager as well as VP of Procurement and Business Development with FCC. Before joining FCC in 1995, Mr. Snively was Vice President of Commercial Agriculture Finance at SunTrust Bank. He graduated with a B.S. degree in Finance and Citrus Management from Florida Southern College. Mr. Snively currently serves on the board of CenterState Bank and is acting chairman of the Bank’s loan committee.

Item 7.01	Regulation FD Disclosure.

On May 10, 2013, the Company issued a press release announcing the Merger Agreement, the Amendment and the appointment of Mr. Snively. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information presented under this Item 7.01 shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated May 10, 2013, by and among Flotek Industries, Inc., Flotek Acquisition Inc. and Florida Chemical Company, Inc. (schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

10.1	Registration Rights Agreement dated May 10, 2013, by and among Flotek Industries, Inc. and the stockholders party thereto.

10.2	Amended and Restated Revolving Credit and Security Agreement dated May 10, 2013.

99.1	Press Release dated May 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: May 13, 2013	/s/ H. Richard Walton
H. Richard Walton
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated May 10, 2013, by and among Flotek Industries, Inc., Flotek Acquisition Inc. and Florida Chemical Company, Inc. (schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

10.1	Registration Rights Agreement dated May 10, 2013, by and among Flotek Industries, Inc. and the stockholders party thereto.

10.2	Amended and Restated Revolving Credit and Security Agreement dated May 10, 2013.

99.1	Press Release dated May 10, 2013.